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


      The following is a transcript of a conference call held on April 3, 2006 between certain executives of Lucent Technologies Inc. and employees of Lucent Technologies Inc.



Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         1
--------------------------------------------------------------------------------


   [BEGINNING OF LUCENT-ALCATEL ANNOUNCEMENT - 4/3/06 - FRANK D'AMELIO]

      FRANK D'AMELIO: This is on, everybody hears me OK? Good morning, good afternoon, good evening, thanks for joining me today. I wanted to give everybody kind of a summary of some of what we discussed on yesterday's call relative to the announcement we made, which was the combination of Lucent and Alcatel. I'm going to use a subset of the charts that we used on our press conference call yesterday. Pat and Serge actually went through this deck yesterday, I'm going to pull from just a subset of that. That will take me probably 15, 20 minutes or so, I'll run through those fairly quickly. I'll give you some highlights on each of the charts, and then we can talk about the charts, or anything else you all would like to talk about.

      One thing is for sure, I never got a turnout like this when I was giving a results presentation.

      [LAUGHTER]

      So, clearly...

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         2
--------------------------------------------------------------------------------

      One other thing that I should mention, before I get into some of the information, is I had an opportunity to travel to Paris yesterday with Pat and the team, and obviously I didn't. Pat and I decided that I should stay here, and basically have an opportunity to talk to our employees today, given it's really the first business day following what was a major announcement. So that's why I'm here and we wanted to make sure that we all had an opportunity to talk together today. Then there will be an employee broadcast tomorrow, and Pat will obviously be leading the broadcast, and they'll be a bunch of us that will chime in if necessary. OK?

      So, what I'll do is let me run through the charts. I think the way we'll do this, because there's a bunch of folks here is why don't I run through all the charts first, and then after I finish running through the charts, then we can go through and I'll answer any questions, to the best of my ability, that you all have.

      And there will not be many financial charts in this presentation. I just thought I'd mention that.

      There is a forward-looking statement--

      [LAUGHTER]

      --and you all understand if I tell you anything I'm not suppose to tell you, then I have to find you and kill you, and there's too many of you here, so I cannot do that. All right? So, let's get serious and run through the [?rest, actual?] of the charts.

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         3
--------------------------------------------------------------------------------

      So first, one of the key questions has been, why merge? So, really, what's the strategic rationale, why merge. And, really... and there's several reasons. On a macro, macro level, it's all about enhancing shareholder value. If you look at this, there's clearly a compelling strategic rationale. We believe we're really creating the first global player in our space. If you look at some of the facts here, decent customer relationships with every major service provider in the industry. Industry leading R&D platforms. We'll have over 26,000 R&D employees, basically delivering next generation stuff, new ideas, unparalleled ability to offer, integrate end-to-end solutions, and a leader in converged networks, clearly leveraging-off some of what we've done, for example, in IMS space.

      There's a common vision in innovation culture that will enable successful execution. We've obviously gotten to know each other sum over the last few weeks, and through diligence, through various meetings, through lots of analytics, through lots of conference calls. It gives clearly some shared vision about where the industry is going. Shared vision relative to innovation. And, most importantly, shared vision, and it was shared kind of interest, relative to a passion for winning. Which to me is always mission critical. I mean, you want to be around people that are passionate about winning, passionate about what they do everyday.

      Clearly there's an ability to achieve significant synergies and enhance the financial position of the combined company. These are big numbers -- 1.4 billion (euro), $1.7 billion U.S. dollars over a three year period, and we said yesterday, the majority of that would come within two years. In fact, we showed a chart in the press conference


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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         4
--------------------------------------------------------------------------------

yesterday, that said we'd achieve about 70%... I better not go near these speakers... about 70% of that 1.7 billion U.S. Within two years, the combined company allowed 25 billion in U.S. revenue, 21 billion in (euro), a big company, and you can see the cash, and the cash is always good, 9 billion (euro), 11 billion U.S., and net cash, not net debt.

      And you know, one of the things I've always kind of talked about, you know, in my result presentations is, we've been a net debt company for our debt and converts, exceeds our cash in marketable securities. In the new organization, we'll actually be net cash, so our cash position will exceed our debt and our converts, and that provides lots of, I call it, balance sheet capability, lots of capital capacity.

      And, let me just go back, I missed the last bullet on that previous chart, the other thing here is the deal will be EPS secretive in the first year following its close. So, if you remove restructuring charges, of which there will clearly be some for this kind of a deal, and if you remove intangible amortization, like they'll definitely be some goodwill, and we'll have to get into the accounting for the various kinds of goodwill, whether it's in-process R&D, or the like, if you remove those two, the deal will be accretive in year-one. For those of you that have worked with me, or others in the organization, on any kind of divestment, asset purchase, acquisition, accretion in year-one is a very good thing, you typically don't get that when you're doing these types of transitions, so a very good deal.

      In terms of the transaction overview, of the combined market cap of the combined company is 30 billion (euro), 36 million U.S., you all get a feel for the conversion,

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         5
--------------------------------------------------------------------------------

right? We're using roughly 1.2. So, every euro 1.2 U.S. dollars. It's a stock-for-stock merger that's a tax free transaction, and it's an exchange of an Alcatel ADS as solution shares. The fixed exchange ratio is 1952,.1952. I've been getting asked some questions today on, "Well, Frank, if you look at the closing prices as of Friday, you would have gotten a slightly higher ratio. So if you looked at Lucent, we closed Friday at, I think, about 3.05, and Alcatel closed at about 15.40. I see heads nodding, because most of you are running the numbers, I'm sure.

      So, if you take the 3.05 and you divide it by 14.40, you'll get a ratio that's like .198, instead of .1952. The reason for that is, the exchange ratio was not calculated based on Friday's close. It was actually based on a period of time prior to Friday's close, where a short interval between when that time ended and when Friday actually took place. And, that's how deals typically get done. They never really get done at the day of close. So, it's about as close as you can get from an economic perspective on the exchange to a merger of equals. You never can get them perfect, because you get a period of time that ends and then the stock keeps trading. And part of why you do that is because of exactly what happens with ourselves, right? A week ago Friday we had to go out with this proactive announcement that we were in discussions, because news started to get out that we didn't want to get out at that time, and that's typically why we have these intervals between when the ratio calculation shuts down and when you close, to really deal with these kinds of issues, which is exactly what happens in our transaction.


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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         6
--------------------------------------------------------------------------------


      We'll own about 40% of the combined company. Alcatel share owners will own about 60% of the combined company. Riding the zone of a merger of equals, by the way. Kind of the range is typically 40/60, 60/40 or higher, or higher towards 50/50.

      It will be listed on the Euro next and on the New York Stock Exchange, and expect the closing in six to 12 months, subject to a variety of various approvals, many of which are regulatory-related, government-related, to this kind of a deal.

      Now, let's talk about the company we're creating. They'll be incorporated in France, with executive office in Paris, and the name of the company will be determined at a later date. One of the questions I've been getting asked, you know, in terms of where it was incorporated, why France?

      Well clearly one reason is that's where Alcatel is; but we looked at many things to determine where was the best place for the company to be incorporated. We looked at tax issues. We looked at liquidity issues. We looked at corporate governance issues. We looked at accounting. And we looked at the like, and we concluded France was the best place. Really for all the above, but taxes had kind of a lot to do with where we decided the company is being incorporated.

      The North American Operating Headquarters and Global Bell Labs headquarters, will be in New Jersey, which is where we are today, New Jersey.

      The leadership of the company, a non-executive chairman will be Serge Tchuruk. Pat will be the CEO of the company. See here, based in Paris, we can come back and

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         7
--------------------------------------------------------------------------------

talk about that later, if you'd all like. Pat will obviously be bouncing around. But she'll be spending time here. She'll be spending time in Paris. And she'll be spending time out with customers, like she does today. Pat's out with customers all the time.

      In terms of the board composition, it will be an international board. Pat and Serge will be on the board. And five current board members from Alcatel and five current board members from Lucent, will be part of the board. And then two new board members will be added, and those two board members will be European directors, and they will be mutually agreed upon by the combined company.

      In terms of creating the first true global communications solutions provider, one thing about this company, among many things is, it's big. You can see here, number one in wireline. Number two in mobility. Number two in worldwide services. Clearly a leader in converged networks and services. And, you know, you can just kind of list, we can go on for pages here, but the leader in IP TV, next-gen, networks, IMS, 3G Spread Spectrum, the unique position in services and integration, serve with the combined services business, for example, extremely big. Presence in all major carriers. More diverse geographic mix. I'll show you this on another chart. But, you know, if you look at our revenues as a mutual fund. You know, we are very concentrated as a company. Right? You know, two-thirds of our revenue is in North America. And if you look at our 10(k)s for the last couple years, you know, 40% of our revenue, for the total company, is with two customers. Now, if that's a mutual fund, that has what we call a high beta, some risk.

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         8
--------------------------------------------------------------------------------

      So if you look at our revenues today, roughly two-thirds are in North America, the major piece of our revenue is with two customers. If you look at Alcatel's revenues today, about half of their revenues are in Europe. And you'll see this on the chart. When you combine the companies, you get this spread of roughly a third of the revenue of the combined companies in North America, it's like 34%. A third of the revenue is in Europe, which is 35%. And then the rest of the world is roughly a third. So you get a much different kind of mix of business. Lots of complementary fits throughout the two companies, that's one.

      In terms of compelling benefits for our customers, clearly a comprehensive R&D portfolio leveraging Bell Labs. A leading end-to-end communications solution integrator. A leader in major areas defining next-gen networks. A local partner in every region, yet with global reach. And a long-term strategic partner. If you look at the R&D, I'll call it the income statement kind of... you know, I'll call it the FASB equivalent, the IAS FASB equivalent, is almost 3 billion. If you put 3 billion on 25 billion of revenue, you get about 12%. That 3 billion doesn't include the software that we capitalize, per FAS 86, nor the fact that we have that pension credit that also reduces our reported R&D. If you gross-up the R&D for those two items, it's more of a cash R&D number, you get to about 3 1/2 billion. If you put 3 1/2 billion on two 25 billion, you're in the 14% range. And under IAS accounting, they've actually started to capitalize some R&D now, which would take the number up even a little bit higher.

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                         9
--------------------------------------------------------------------------------

      If you get into the approximately 15% of revenue range on R&D investments, with a company that's got 25 billion in revenue, that is a machine, and our job is to fuel it, and feed it and make sure we keep getting good stuff out of it, right?

      This is the revenue that I alluded to before, so if you just look, kind of think about this as where we are today. So if you look at Alcatel, I said roughly half of their revenue, 45% is in Europe, and then you can see where the rest of it is by region. For North America, for Lucent, I said roughly two thirds of our business is in North America. All revenues based on '05 calendar year. Alcatel's on a 1/1 to 12/31 calendar year. Our fiscal year is really 10/1 to 9/30. Right? So this is all based on 1/1 to 12/31, apples-to-apples.

      And then if you look at the combined revenues, Europe's at 35, North America's at 34, and then you can see kind of the rest at roughly 31%, give or take a third, a third and a third. Very kind of nice mix of business.

      In terms of cost synergies, and I've been getting asked lots of questions about this, you know, really every major area of the company that you can think about, still be opportunities for synergies, right opportunities for efficiencies. The corporate functions, information technology, supply chain and procurement, sales and marketing, services, research and development. And let me give a couple comments on each of these.

      If you look here in terms of just some of the bullets, I mentioned this before, they'll be approximately 1.7 billion U.S., and pre-tax cost synergies within three years,

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        10
--------------------------------------------------------------------------------

with a substantial majority, which is at 70% that I alluded to, expected to be achieved in the first two years. And charges to be recorded primarily in year-one post-closing. So they're be... Now think about when we're going through our restructuring, we had to take some very big charges, they'll be similar charges that we'll be taking in year-one, following the close.

      They'll be reductions in the work force of approximately 10%. I've been getting asked lots of questions about this. Let me just spend a minute or two on this, and then during the Q&A I'll answer anything that you all asked me about this.

      So the combined company will have 88,000 employees. So, 10% of that is give or take about 9,000 people. In terms of where they'll come from, I don't know yet. And quite frankly, what will drive it is kind of the business rationale, the business logic. Right? We'll do what we believe is right for the business, and obviously have kind of the operational decisions drive what the head count implications will be.

      But, obviously, we are acutely sensitive to this area. We want to try to do it in the best way possible. We're actually thinking about what are some proactive things we can be doing right now to help with this? So for example, we're looking at what should we be doing with hiring now, as a company? Should we, you know, kind of just do critical hiring to that, as attrition takes place, which it will. We basically kind of leveraged that to our advantage, so that when we worked the synergy numbers, there's less heads that have to come out. Do you follow?

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        11
--------------------------------------------------------------------------------

      So we're trying to do proactive things, you know, I call it to "kind of quit or mitigate to a degree, or sniff," but try to manage this proactively and take advantage of the time we have to start getting at this and kind of in an intuitively correct way. So we're looking at things like that. I was actually on the phone with Pat a lot over the weekend, this is one of the things that we talked about, in terms of how do we leverage the time to basically... to try to get proactively ahead of some of the things we're going to need to do here?

      But remember, it's 9,000 out of 88,000, or the overwhelming majority of the combined company, this is a very good thing. And then what we need to do is work through, work through, the best we can, the synergy implications of the new company.

      And then as I mentioned before, a substantial majority of the restructuring is expected to be completed within 24 months, after closing.

      So just some key takeaways, I mean, basically this is the first chart. I mean, it's really what I started off with to a degree, but there's a compelling strategic rationale, there's a common vision in innovation culture. We talked about the synergies. I mean, the way I think about this is if you look at the complements, the complements [?carry?] the deal. If you look at things like customers, markets, products. If you look at kind of all the major things, from a complementary perspective, it really is a very good strategic fit. And then the way you can measure that is based on the numbers.

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        12
--------------------------------------------------------------------------------

      When the deal was rumored, you know, a week ago Friday, there was a bunch of estimates made by various folks in the financial community, that had a range in the synergies of about a billion to a billion in a half U.S. And, some folks who have described a billion and a half, is the most optimistic here. We obviously were in the high end of the range, right slightly above the high end of the range, and we assume zero revenue synergy. This is cost synergies only.

      So, clearly, the way you can measure, at least partially the strategic fit, is based on, I would say, the numbers, right? And so the numbers clearly demonstrate that to a degree. But when you look at this on various dimensions, and I think it really does position us as THE carrier of the future, relative to where we're positioned in all the next generation space. And you heard Pat and I talk about this at the leadership team, in terms of the opportunity areas for growth, the sweet spots in the industry, 3G, IMS, broadband access, metro optical services, applications, the combined company is really very well positioned in each of these areas.

      So, I'll wrap this up, that's basically my prepared comments. I want to take questions, and then what I'd like is maybe five minutes at the end to just wrap this up with some concluding remarks.

      So why don't we do some Q&A. And I know most of you in this room, so if I don't get questions, I'll just call on people.

      [LAUGHTER]

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        13
--------------------------------------------------------------------------------

      OK. Yes.

      MALE AUDIENCE MEMBER: Frank, one question, I think is on everybody's mind, what means from the day-to-day operations perspective, what means from critical projects we are doing right now?

      D'AMELIO: So, this is a great question, it's actually a terrific first question. The way to think about this for right now is we are two separate, independent companies. And we are to continue to operate like two separate independent companies. We're going to compete against each other for business. We want to win every dollar of business that we can. The programs that we're currently working on, we will continue to work on. We are two separate, independent companies -- and that's how we want to continue to behave.

      In terms of integration, like because you know, synergies require integration, so that the integration work gets done and then you can get to the synergy, the way to think about this, and in particular, this is part of my new role. Right? Is from an integration perspective, we can do planning. So I make sure I say that again, from an integration perspective, we can do planning. We cannot do any implementing. So between announcements, which was yesterday, and close, which we're ball parking at six to twelve months, we can plan integration. We cannot implement anything. No implementation takes place until we close. All righty?

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        14
--------------------------------------------------------------------------------

      So in the interim, our job is to execute, execute, execute. All the things we're working on, to continue to work on. All right? Next question.

      Yeah, Peg.

      PEG: Can you talk a little bit about the Bell Labs scenario that's being formed?

      D'AMELIO: Yes. In fact, we sent out a release today on this. Right? So, one of the areas we've got to work through as part of the merger, is, I'll call it, certain projects for the government. Which would include Bell Laboratories. So one of the things we're looking at is this separate U.S. subsidiary, where we would put those certain projects. It will have three, I'll call it, U.S. citizen board members, we will nominate, that needs to be approved by the U.S. government, and that work would be managed kind of as a separate sub with those folks as what's called a Proxy Board. Not a board of directors, but like a board of directors, but the term is called a proxy board.

      In the release today, we actually nominated three people for the board. And, Peg, you know this better than me, so if I screw this up, you could just help me. One was Bill Perry, who was a former Secretary of Defense. One is on James Woolsey, who is a former director of central intelligence. And the last one was Kenneth Minahan, who's a former director of the National Security Council. So, these are, of course, the right folks for this kind of proxy board. You want folks that understand that industry, that understand security, that understand what it is to work with the government, to know how to work with classified, sensitive types of things, and so we've nominated three

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        15
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folks, and we'll obviously bring those forward to the government and work our way through the process. So we'll require government approval for those individuals. But that's what we did and it's really... And also, the question to always ask is, "why?" And what you want to do is we want to make absolutely sure that we contain, we compartmentalize basically those projects, that require, I'll call it, containment. So that's what we did and that's why we did it.

      Yes, a question in the back. Kathy?

      KATHY: Frank.

      D'AMELIO: Yep.

      KATHY: We've called this a "merger of equals," is it safe to assume that we'll have a new name and we won't take Alcatel or Lucent?

      D'AMELIO: So, the short answer is "no." But only because of how you phrased your question. You said, "Alcatel or Lucent." So, what I would say is based on that question the answer is no.

      By the way, I don't know what we're going to name the company, but the reason I said no is, Lucent and Alcatel, or Alcatel and Lucent, both have lots of brand value today, depending on the marketplace that you're in.

      So, for example, in North America, Lucent has great brand value, great brand recognition. And in Europe, Alcatel has great brand recognition.

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        16
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      So one of the things what we're looking at, is there a way to not necessarily do an "or," but to do an "and," and try to, I'll call it, you know, "maximize the value that both brands bring."

      Where if you try to create a new brand, not that we would, but once again, we're working our way through this, the marketing folks call this an "empty vessel." I learned this when we created Lucent, and I went through the process back in '96.

      The issue with "empty vessels," is they cost a lot of money. Right? And from my perspective, if we've already got great brand value, we should try to maximize that value, versus trying to invest in creating a new brand in incremental value, which will require a bunch of capital investments to get it done.

      So we're looking at all of our alternatives; but my answer to your question is "no," OK? Yeah.

      Yes.

      FEMALE AUDIENCE MEMBER: Will we see changes in our benefits, 401(k), holidays, vacations, pensions, stock options.

      [LAUGHTER]

      D'AMELIO: [Unintelligible] holidays, floating days.

      That obviously rang a bell.

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Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        17
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      [LAUGHTER]

      So here's what I would say, for the time being the answer is "no." Remember what I said before, we're going to operate between now and closing as two separate companies.

      Basically when the two companies get together, we will look at, are there things that we do that can be applied broader? Are there things they do that can be applied broader? But, you know, one of the things we looked at as part of diligence, was kind of overall comp, overall benefits, and although some of the piece parts are different. You know, if you look at some of the piece parts of different companies, European companies, versus U.S. companies, you get differences at the sub-ledger. So you'll get differences in terms of an element of comp, where one company may be higher than the other; but then on benefits, a company is lower than the other.

      The overall comp structure, wasn't all that different. That's how I'd answer the question. So, for now the answer is "no," but clearly I think there will be opportunities to leverage each others, I'll call it, "best things" in a way that's, hopefully, beneficial to all.

      And the one other point I want to make to this is, the merger aside, our compensation structure is always being reviewed, there's always changes being made. It's never been a constant as long as I've been with the company, and I've been around now for a very long time. So, the fact that it's being reviewed as there are changes being made and we're tweaking this or doing that, and geez, that's a given. We do that

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        18
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all the time. We've done that all the time. We'll continue to do that. The fact that we're merging with another company won't stop us from doing that. In fact, it will give us an opportunity to see if there are some things we can do that we haven't done before, and it will give them the same opportunity as well.

      Yes, Denise.

      DENISE: Frank, I understand it's business as usual, day-to-day operations is a no-brainer. What about our efforts with regard to centralization, simplification, that requires IT investments?

      D'AMELIO: So that's an interesting question. I think what we need to do is, so we start out with, we operate as a separate company, and we keep starting out there, and that's what you drive our efforts day-to-day.

      I think the one consideration there would be, say we've got a financial system, which I know a little bit about, that we're thinking about for two to three years out. You know, something in China, for example, which is, I'm sure, one of the things you're thinking about in your treasury role. I think those will be things that we need to at least just look at. But, once again, I'm very, very cautious of, we operate as a separate company. There's actually a term that the attorneys use to use, I don't know if Steve Reynolds is in the room, he was telling me this over lunch, but there's a term that the attorneys use, "gun running" I think it's called.

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        19
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      But, what we don't want to do is in any way shape, or form, basically...
What was it?

      FEMALE AUDIENCE MEMBER: [Inaudible]

      D'AMELIO: "Front running?" I think he used the word "gun," but whatever it is.

      [LAUGHTER]

      Maybe he used the word gun, because he was talking to me.

      [LAUGHTER]

      But the net of it is, we must be "squeaky clean" in terms of operating as two separate companies. Right? We can plan, we can execute, but they'll be certain areas like this one where I think we got to steer hard, and decide what we want to do, which is really what you're asking me. OK? That's the best I can do on your question. That will be on a case-by-case basis; but I understand, I absolutely understand the issue you're raising.

      Yeah, Chuck.

      DAN: Frank, I have a question more on the, kind of the growth side of the whole thing, so giving what's going on in the wider world around the Web and all the--

      D'AMELIO: Who's that, Dan in the back?

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        20
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      DAN: Yeah. I was just wondering what their [?apps to this?] is like, and where you see that headed?

      D'AMELIO: Their apps business?

      DAN: Yeah.

      D'AMELIO: I think... So, their application's business. So the question is, Frank, what is their applications business like? I think that's what you're asking me, right?

      DAN: [Inaudible]

      D'AMELIO: Dan, what I'd like to do is let me bump it up a level, talk about next-gen, and in particular IMS. And then as part of that, I'll talk about apps. OK? And that will also give me an opportunity to talk about their business. I'll do it business-by-business, and talk a little bit about what we do that's similar, and then what they do that's a little bit different than what we do.

      So, they have a similar IMS vision to what we have. You know, kind of the whole... What's the word? Break apart of the old circuit switching business. Right? Separate network elements, the gateways, for signaling, for call control, section control, and then the apps that ride on top of that. Very similar architectural thought process. Very similar in terms of what they're doing, what their portfolio, and how they're going to market. That would be Point 1.

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        21
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      What's in that, they think about applications very much the way we do. In terms of next-gen revenue opportunities. Next-gen opportunities to create value for the company, they are very bullish on apps, and are investing on apps, and their business is doing, I'd call it, OK, without getting into any details that I shouldn't get into.

      Similar to our applications business. Right, I mean, we kind of bundle applications with one of our segments, and I think it's the business where we've made some progress, but there's lots of opportunity for us, on the upside, but same thing for them. I think they've made some good progress, so lots of opportunity for them on the upside.

      But if you think about it in that kind of our IMS, next-gen picture, a significant opportunity for both companies, and I think leveraging them together, you get this one plus one equals much more than two.

      Now, while I'm on this, let me just spend a minute or two on how they're organized. If you think about Lucent, we're really organized now in four segments, there's the Mobility segment. There's multimedia networks. There's converged core. And then there's services. And then the fifth segment is "other," which is primarily some of the corporate center expenses and sales and IP revenue and things like that.

      If you look at how Alcatel does their external reporting, they have three major segments, and then of course another. You need another to keep the financial folks in business. Right, I mean everyone needs another.

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        22
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      But if you look at the three major financial segments, their segments are:
Mobility, a Wireline, and then private networks.

      Now, their Mobility and Wireline networks are very similar to ours. But what they do in theirs that are different than ours are primarily two things. Their services business that's attached to Mobility and Wireline, are in the Mobility and Wireline segments. That's different than ourselves. Our services are all part of our services segment.

      And then the other big difference is, they still do their own manufacturing. So each of those segments, their Mobility segment and their Wireline segment, has manufacturing into those businesses. In a sense, some of the folks that are kind of the old network system days, they look a lot like what Network Systems use to look like years ago, when they were in a sense, the business units were vertically integrated.

      So when I had Oklahoma City, I had a general manager that ran that factor for me, that was part of my switching business. So they look a lot like that on manufacturing, and then they've got services integrated.

      Then they also have this private network business, which is an interesting business, which is an interesting business, there's really four sub-businesses in that business. They have a satellite business, and if any of you have been reading the press, there's been some activity on that satellite businesses as you know, the [?talent?] investment that they have. You know, it's speculation about what they want to do with their satellite business, and EADS, the European aerodynamics and defense

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        23
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company has gotten involved. And there's lots of government folks getting involved. The net of it is, they have a satellite business. That's my shorthand for all that. They have a transmission signaling business, and think about subways and railroads and kind of our E-ZPass. They don't sell the E-ZPass device but the network that supports that is one of the businesses that they're in. Then they do some network integration services, which is similar to ours but they do that for some of what they call enterprise verticals -- railroad, energy.

      And in the last big business in their private networks is the enterprise business. They still have a PBX and IP PBX business, kind of our Avaya, they kept. So they still have that business. That private-network business is a big business, by the way. It's almost 5 billion Euro. So a lot of big piece they make up. That's 4 billion Euro, 5 billion US, that make up that business.

      So, Dan, that's a lengthy answer to what was a short question. OK?

      One last question, I've been told.

      MALE AUDIENCE MEMBER: My question is about layoffs. As we've seen in the last few weeks it's very difficult to lay off people in France, and the French want to keep it that way. [Laughter] So this 10% that you're talking about, is that going to be equally distributed between the companies or is 90% of it going to come from Lucent?

      D'AMELIO: Good question. I tried to cover this a little bit in my remarks. Let me cover it again and see if I do better. At this point in time I can't look at you and tell you in

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        24
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know exactly how the spread's going to take place. I'd be misleading you if I told you that. At a macro level we did a bunch of analytics to get to the roughly 10%.

      In my mind, the way we should do this is based on, I'll call it, the business. So what do I mean? Where the opportunities are to synergize, where the opportunities are to be more efficient, where the opportunities are to capitalize on savings opportunities. That's where we should basically take actions to get the synergies. And for those of you that work with me, I always say it's the operational actions that really generate the financial results, right? So, you're asking me to give a financial result, but in my mind what we need to do right is take the operational actions. If we get the operational actions right, then the results will take care of themselves.

      Now, if I had to speculate, this is a global company. This combined company is a global company. My guess is there'll be synergies that are spread, but in terms of what the mix will be, what the percentage will be, I can't do that. But let me just give you some financial facts. Alcatel has 10,000 employees today in North America, 6,000 employees are in the US. They have 7,000 employees in China. Just to give you a feel for the diversity, the broad geographic diversity of that company. So when you work in a business with opportunities to synergize, by definition where are the opportunities? Well, they're where the business is done and where the resources are. So you have to believe there'll be opportunities globally relative to synergies. But in terms of what the spread will be, I'm not prepared. It's too early.

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        25
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      Now, the one other thing I'll say, though, is, in terms of how you get synergies, you don't want to be taking a lot of synergies in low-cost areas. You want to bias the higher-cost areas in terms of maximizing value, so clearly that'll be a consideration as we work our way through the process. But really, what'll drive it is the business decisions, and based on those business decisions we'll see the output that'll generate the financial results. OK?

      Was that the last question? Let me just spend a few minutes and wrap this up.

      Lately I can't seem to go anywhere, I can't go home, without being quizzed on what does this all mean. My wife, who really doesn't read the business periodicals very much has become an expert on mergers, now. [Laughter] So I get [?challenged?] and she's teaching my kids, so I got four of them ganging up on me now.

      I think the way I'll wrap this up is with a visual. They way I think about this is a three-legged stool. On one leg, I call it, "economically it's overwhelmingly compelling." Write 1.7 billion in synergies in the US, most of that within two years, so the economics are compelling.

      The next leg of the stool is the strategic rationale. The strategic rationale is compelling. All the things we're talking about are complementary, whether it's geography, products, customers, markets -- I think it's compelling.

      The third leg of the stool is emotional, and emotionally this is gut-wrenching. By that I mean, we're merging two companies, there's many of us who created this

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
Frank D'Amelio
Lucent-Alcatel Announcement
4-3-06                                                                        26
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company, and so emotionally it's gut-wrenching. But the economics and the strategic rationale are overwhelming, and they're overwhelmingly positive.

      So when you do something like this, it creates certain things: it creates uncertainty, it creates challenges. Our job is to rise about that because it creates huge opportunities. So for each of us, for every one of us individually, this is a huge opportunity to really just hit it out of the park and demonstrate how great a company we can be. We've done that before and I know we will do it again. We can not leave without me giving a commercial to results, which is, the way to start -- today is literally the beginning of Q3? -- we need to start hitting it out of the park. It's baseball season, I'm suing baseball analogies, right? Starting today, we've got to deliver on Q3, we've got to deliver on Q4, we're going to have a strong remainder of the fiscal year, grow revenue, grow it profitably, have good earnings, have good cash flow -- to me, that's the way to demonstrate what each of us will bring to the table relative to what it just a tremendous opportunity that we will capitalize upon.

      Thank you all for your time, it's great to see you all. Let's go get 'em!

      [APPLAUSE]

      [END OF LUCENT-ALCATEL ANNOUNCEMENT - 4/3/06 - FRANK D'AMELIO]

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


  SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This transcript contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this transcript, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

      In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.


           Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.